SECURITY AGREEMENT

SECURITY AGREEMENT, made this 5th day of March, 2013 (the “Agreement”) by FuelCell Energy, Inc., a Delaware corporation having its principal place of business at 3 Great Pasture Road, Danbury, Connecticut 06810 (“Debtor”) in favor of the Clean Energy Finance and Investment Authority, a quasi-public agency of the State of Connecticut, acting as administrator of the Clean Energy Fund pursuant to Section 16-245n of the General Statutes, as amended by Section 99 of Public Act No. 11-80, and having its principal place of business at 865 Brook Street, Rocky Hill, Connecticut 06067 (the “Secured Party”).
WITNESSETH:

WHEREAS, the Debtor has borrowed money from the Secured Party and has executed in favor of the Secured Party a Loan Agreement (the “Loan Agreement”) and a Secured Term Note (the “Note”) in the principal amount of Five Million Eight Hundred Seventy-Three Thousand One Hundred Eighty-Eight and 45/100 Dollars ($5,873,188.45), each dated as of the date hereof; and

WHEREAS, it is a condition precedent to the Secured Party making the loans to the Debtor under the Loan Agreement and the Note that the Debtor execute and deliver this Agreement to the Secured Party.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    SECURITY INTEREST.

(a) To secure the Debtor’s full and timely performance of the Obligations, the Debtor hereby grants to the Secured Party a continuing first priority Lien on and security interest (the “Security Interest”) in all of the Debtor’s right, title and interest in and to (i) the Project Agreements, including any Proceeds from such agreement, and (ii) the amounts held in account number 188510695 with J.P. Morgan Chase Bank and all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”). The Security Interest shall be a first priority security interest in all of the Collateral.
(b)    The following terms shall have the following meanings for purposes of this Agreement:
“Asset Purchase Agreement” means the Asset Purchase Agreement between Debtor, Bridgeport Fuel Cell Park, LLC and Dominion Bridgeport Fuel Cell, Inc., dated December 12, 2012.
“Cash” means all cash, money, currency, and liquid funds, wherever held, in which the Debtor now or hereafter acquires any right, title, or interest.

“EPC Agreement” means that certain Agreement between Dominion Bridgeport Fuel Cell, LLC and Debtor for Engineering, Procurement and Construction for the Bridgeport Fuel Cell Park, Purchase Order No. 70254744, dated as of December 12, 2012.

“Grantor Trust” That certain trust created by the Debtor pursuant to a Grantor Trust Agreement between the Debtor and Branch Banking and Trust Company (the “Grantor Trust Agreement”), in accordance with Section 8.3 of the Services Agreement, which secures certain of the Debtor’s continuing obligations to Bridgeport Fuel Cell, LLC pursuant to the Asset Purchase Agreement, EPC Agreement and the Services Agreement.
“Letter of Credit Right” means any “Letter of credit right,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Debtor to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Note owed by the Debtor to the Secured Party, whether in connection with the Note or otherwise, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Debtor or payable by the Debtor thereunder.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “Proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Cash or other forms of money or currency or other proceeds payable to the Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Project Agreements” means the Asset Purchase Agreement, EPC Agreement, Services Agreement and the Grantor Trust Agreement executed pursuant to Section 8.3 of the Services Agreement.
“Services Agreement” means that certain Services Agreement by and between Dominion Bridgeport Fuel Cell, LLC and FuelCell Energy, Inc., dated as of December 12, 2012.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Connecticut; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Connecticut, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
2.    OBLIGATIONS SECURED. The Security Interest granted hereby secures payment and performance of all debts, loans and liabilities of Debtor to Secured Party arising under the Note and the Loan Agreement.

3.    DEBTOR’S REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:

3.1.    Authorization. The execution, delivery and performance of this Agreement and the Note are within Debtor’s corporate powers, and are not in contravention of any law nor of the terms of Debtor’s Certificate of Incorporation or By-laws, nor of any indenture, agreement or undertaking to which the Debtor is a party or by which it is bound.

3.2.    Place of Business. Debtor’s principal place of business is the chief executive office location provided in the first paragraph of this Agreement, and Debtor keeps its records concerning accounts, contract rights and other property at that location.

3.3.    Title to Collateral. Debtor owns all of its property and Collateral and has good, clear and marketable title thereto, free and clear of all Liens,.

3.4.    Collateral and Perfection. Neither the Debtor nor, to the best of the Debtor’s knowledge, any affiliate (as such term is used in Rule 405 under the Securities Act of 1933, as amended (“Affiliates”)) have performed any acts which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Secured Party in any such enforcement. No Collateral is in the possession of any Person (other than Debtor) asserting any claim thereto or security interest therein. The security interests created hereunder constitute valid first priority security interests under the Uniform Commercial Code securing the Obligations to the extent that a security interest may be created in the Collateral.

4.    GENERAL OBLIGATIONS OF DEBTOR.

4.1.    Financing Statements. Debtor agrees to execute one or more financing statements, to pay the cost of filing the same in all public offices wherever filing is required by applicable law to perfect a security interest or is deemed by the Secured Party to be necessary or desirable and to execute such other documents as the Secured Party shall reasonably request (whether or not required by applicable law).

4.2.    Insurance. Debtor has kept, hereby agrees to keep or cause to be kept all the Collateral insured with coverages that is the greater of (i) as set forth in the Loan Agreement, or

(ii) in amounts not less than usually carried by reputable companies of similar size engaged in a like business.

4.3.    Inspection. Debtor will keep accurate and complete records of the Collateral, neither Debtor nor any Affiliates shall move the Collateral without notice to the Secured Party and the Secured Party or any of its agents shall have the right to inspect the Collateral wherever located and to visit Debtor’s place or places of business, at reasonable intervals during business hours without Debtor’s or any Affiliate’s hindrance or delay, to inspect, audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Debtor or any Affiliate.

4.4.    Negative Pledge. The Debtor will not assign any accounts or other Collateral to any Person other than the Secured Party, nor create or permit to be created any Lien, encumbrance or security interest of any kind on any Collateral other than for the benefit of the Secured Party, nor grant or permit to be granted any corporate guaranty other than for the benefit of the Secured Party, unless authorized by the Secured Party in writing, except for the security interests contemplated herein in connection with granting of the loans evidenced by the Loan Agreement and the Note.

4.5.    Existence; Perfection. Debtor will maintain its corporate existence in good standing, comply with all laws and regulations of the United States or any state or political subdivision thereof, or of any governmental authority (domestic or foreign) which may have jurisdiction over it or its business. Debtor will not change its name, identity or corporate structure in any manner unless it shall has obtained the prior written consent of the Secured Party. Debtor will not establish or change the location of its chief executive office or its chief place of business or the locations where it keeps or holds any Collateral or records relating thereto or in any event change the location of any Collateral without the prior written consent of the Secured Party.

4.6.    Taxes. Debtor will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, and will furnish the Secured Party upon request, receipts or other evidence that deposits or payments have been made.

4.7.    Continuing Representations. The warranties and representations made by Debtor in this Agreement are continuing. In the event that any obligation, representation or warranty is no longer true or correct, Debtor will immediately notify the Secured Party in writing.

5.    DEFAULT. The Debtor shall be in default under this Agreement and the Note upon the happening of any of the following events or conditions, without demand or notice (which events of default shall be in addition to the events of default set forth in the Loan Agreement):

5.1.    Failure of Debtor to pay when due any Obligation, whether by maturity, acceleration or otherwise;

5.2.    Failure of Debtor to perform any of its agreements, covenant, warranties or representations in this Agreement or any other Loan Documents (as such term is defined in the Loan Agreement);

5.3    Material loss or theft, material damage or destruction or unauthorized sale or encumbrance of any portion of the Collateral, or the making of any levy on, or seizure or attachment of a material portion of the Collateral; or

5.3.    The occurrence of an event of default under the Loan Agreement.

6.    SECURED PARTY RIGHTS UPON DEFAULT. The Secured Party shall upon the occurrence of a default hereunder and at any time thereafter, without presentment, demand, notice, protest or advertisement of any kind have the following rights in addition to all other rights hereunder or under any other agreement, document or instruments executed between the Debtor and the Secured Party:

6.1.    Acceleration. The Secured Party may make all Obligations under this Agreement, the Loan Agreement and/or the Note immediately due and payable without presentment, demand, protest, hearing or notice of any kind and may exercise the rights of a secured party under law or under the terms of this Agreement.

6.2.    Possession. The Secured Party may enter and take possession of all Collateral and the premises on which they are located; and at Secured Party’s option and without notice to Debtor (except as specifically herein provided) the Secured Party may sell, lease, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as such Secured Party deems advisable. Secured Party shall give Debtor at least ten (10) days’ notice by hand delivery at or by United States certified mail, postage prepaid (in which event notice shall be deemed to have been given when so delivered), to the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market, in which case no notice shall be required. Upon such sale, Secured Party may become the purchaser of the whole or any part of the Collateral, discharged from all claims and free from any right of redemption. In case of any such sale by Secured Party of all or any of said Collateral on credit or for future delivery, property so sold may be retained by the Secured Party until the selling price is paid by the purchaser. The Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said property may again be sold.

6.3.    Power of Attorney and Notification. If an event of default has occurred and is continuing, at Debtor’s expense, Secured Party in their own name or in the name of others may communicate with account debtors in order to verify with them to the Secured Party’s satisfaction the existence, amount and terms of any accounts or contract rights and also notify account debtors that Collateral has been assigned to Secured Party and that payments shall be made directly to Secured Party. If an event of default has occurred and is continuing, upon request of Secured Party, Debtor will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to the Secured Party. If an event of default has occurred and is continuing, Debtor does hereby appoint the Secured Party and its agents as Debtor’s attorney-in-fact: to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Debtor; to endorse the name of Debtor upon any notes, checks, drafts, money orders, or other instruments, documents, receipts or Collateral that may come into its possession and to apply the same in full or part payment of any amounts owing to the Secured Party; to sign and endorse the name of Debtor upon any documents, instruments, drafts against account debtors, assignments, verifications and notices in connection with accounts, and any instrument or document relating thereto or to Debtor’s rights therein; and to give written notice to any office and officials of the United States Post Office to effect such change or changes of address that all mail addressed to Debtor may be delivered directly to Secured Party. If an event of default has occurred and is continuing, Debtor hereby grants to its said attorney-in-fact full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do, and hereby ratifies all that its attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable for the term of this Agreement for all transactions hereunder and thereafter as long as the Debtor may be indebted to any Secured Party under the Note or the Loan Agreement.

6.4.    Application of Proceeds. Any and all proceeds of any Collateral realized or obtained by Secured Party upon exercise of its rights and remedies hereunder, shall be applied, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a)    With respect to any surplus proceeds of any Collateral then remaining, to the payment of the Obligations, including any interest thereon, and any costs, fees or expenses incurred in connection with the administration, collection or enforcement thereof, including, without limitation, reasonable attorney’s fees and other professionals’ out of pocket costs and fees, proportionately to the respective amounts then due and owing under their respective claims until payment and satisfaction in full thereof; and

(b)    Any surplus remaining after application as provided in paragraph (a) above, shall be paid to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

7.    DEBTOR’S OBLIGATION TO PAY EXPENSES OF SECURED PARTY. Debtor shall pay to Secured Party on demand any and all expenses (including, but not limited to, fees and expenses (including all reasonable attorneys fees), and all other expenses of like or unlike nature) that may be incurred or paid by Secured Party to obtain or enforce payment of any account against the account debtor, Debtor or any guarantor or surety of or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations, the Collateral or any of Secured Party’s rights or interests therein or thereto. All such expenses may be added to the principal amount of any indebtedness owed by Debtor to the Secured Party shall constitute part of the Obligations secured hereby.

8.    INDEMNIFICATION. The Debtor agrees to indemnify and hold harmless the Secured Party and each of its officers, directors, agents, advisors and employees from and against any and all claims, damages, liabilities, costs and expenses (including without limitation, reasonable fees, expenses and disbursements of counsel) that may be incurred by or asserted against the Secured Party in connection with or arising out of any investigation, litigation or proceeding, whether threatened or initiated, relating to the Collateral or this Agreement, whether or not the Secured Party is a party thereto; provided however, that the Debtor shall not be required to indemnify any such Person from or against any portion of such claims, damages, liabilities or expenses found by final judgment after all appeals by a court of competent jurisdiction to have arisen out of gross negligence or willful misconduct of such Person.

9.     CONTINUOUS PERFECTION. The Debtor will not change its name, identity or corporate structure in any manner and will not change its principal place of business or chief executive office or the places where it keeps the Collateral or the records concerning the Collateral, unless and until it obtains the written consent of the Secured Party to any such change. If the Secured Party grants its consent to any such change, the Debtor will take all action necessary or appropriate in the Secured Party's sole discretion to amend each financing statement or continuation statement and otherwise to cause the Secured Party to continue to maintain its first perfected lien on, and security interest in, the Collateral.

10.    WAIVERS. Debtor waives demand, presentment, protest, notice of nonpayment and all other notices. No delay or omission by any Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Secured Party rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

11.    FURTHER ASSURANCES. The Debtor, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as Secured Party reasonably require, including, without limitation, (a) executing, delivering and filing financial statements and continuation statements under the Uniform Commercial Code as applicable in any relevant jurisdiction, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

12.    CHOICE OF LAW. THIS AGREEMENT AND THE NOTE (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF CONNECTICUT. THE DEBTOR HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL DISTRICT COURT OR STATE COURT OF COMPETENT JURISDICTION SITTING IN HARTFORD COUNTY, STATE OF CONNECTICUT FOR ADJUDICATION OF ANY DISPUTE CONCERNING THIS AGREEMENT AND ALL OTHER DOCUMENTS PROVIDED FOR HEREIN.

13.    WAIVER OF JURY TRIAL. THE DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THEREUNDER.

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

DEBTOR:

FUELCELL ENERGY, INC.

By:__/s/ Michael S. Bishop___________
Name: Michael S. Bishop
Title: Senior Vice President and CFO

SECURED PARTY:

CLEAN ENERGY FINANCE AND INVESTMENT AUTHORITY

By:___/s/ Bryan T. Garcia_____________
Name: Bryan T. Garcia
Title: President and CEO